Exhibit 5.1

Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019-5820

July 22, 2005	Main Tel (212) 506-2500 Main Fax (212) 262-1910 www.mayerbrownrowe.com

AEP Industries Inc. 125 Phillips Avenue South Hackensack, NJ 07606-1546

Ladies and Gentlemen:

We have acted as special counsel to AEP Industries Inc., a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed exchange of 7.875% Senior Notes due 2013 of the Company (the “New Notes”) for any and all of the Company’s issued and outstanding 7.875% Senior Notes due 2013 (the “Old Notes”).  Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

In rendering the opinion set forth below, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed necessary or appropriate.  In all such examinations, we have relied upon the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to various questions of fact relevant to such opinion, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

Based upon the foregoing and subject to the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Company has duly authorized the issuance of the New Notes and, upon the due execution and authentication of the New Notes in accordance with the terms of the Indenture and delivery thereof in exchange for the Old Notes, the New Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to (i)

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bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement.

                The opinion expressed herein is for your benefit and is to be used only in connection with the offer and sale of the New Notes while the Registration Statement is in effect and may not be relied upon for any other purpose.

Sincerely,

/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP